EXHIBIT 10.1
Master Repurchase Agreement

September 1996 Version

Dated as of:	OCTOBER 4, 2022
Between:	ANGEL OAK MORTGAGE REIT TRS, LLC (“Seller”)
and	[LENDER] (“Buyer”)

1.    Applicability
From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.
2.    Definitions
(a)    “Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;
(b)    “Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;
(c)    “Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;
(d)    “Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and

Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;
(e)    “Confirmation”, the meaning specified in Paragraph 3(b) hereof;
(f)    “Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;
(g)    “Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;
(h)    “Margin Excess”, the meaning specified in Paragraph 4(b) hereof;
(i)    “Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);
(j)    “Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof ) as of such date (unless contrary to market practice for such Securities);
(k)    “Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);
(l)    “Pricing Rate”, the per annum percentage rate for determination of the Price Differential;
(m)    “Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);
(n)    “Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;
(o)    “Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;
(p)    “Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)    “Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;
(r)    “Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;
(s)    “Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;
(t)    “Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.
3.    Initiation; Confirmation; Termination
(a)    An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.
(b)    Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i)the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.
(c)    In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof ) against the transfer of the Repurchase Price to an account of Buyer.
4.    Margin Maintenance
(a)    If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).
(b)    If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).
(c)    If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such sub-paragraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.
(d)    Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.
(e)    Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).
(f)    Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).
5.    Income Payments
Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased

Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.
6.    Security Interest
Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.
7.    Payment and Transfer
Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.
8.    Segregation of Purchased Securities
To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to re-segregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

* Language to be used under 17 C.F.R. §403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

9.    Substitution
(a)    Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.
(b)    In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.
10.    Representations
Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.    Events of Default
In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):
(a)    The non-defaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The non-defaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.
(b)    In all Transactions in which the defaulting party is acting as Seller, if the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the non-defaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the non-defaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.
(c)    In all Transactions in which the defaulting party is acting as Buyer, upon tender by the non-defaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the non-defaulting party, and the defaulting party shall deliver all such Purchased Securities to the non-defaulting party.
(d)    If the non-defaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the non-defaulting party, without prior notice to the defaulting party, may:
(i)    as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)    as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the non-defaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the non-defaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.
Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the non- defaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).
(e)    As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the non-defaulting party for any excess of the price paid (or deemed paid) by the non- defaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.
(f)    For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the non-defaulting party of the option referred to in sub-paragraph (a) of this Paragraph.
(g)    The defaulting party shall be liable to the non-defaulting party for (i) the amount of all reasonable legal or other expenses incurred by the non-defaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(h)    To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the non-defaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the non-defaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.
(i)    The non-defaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
12.    Single Agreement
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
13.    Notices and Other Communications
Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.
14.    Entire Agreement; Severability
This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
15.    Non-assignability; Termination
(a)    The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.
(b)    Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.
16.    Governing Law
This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.
17.    No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.    Use of Employee Plan Assets
(a)    If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.
(b)    Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.
(c)    By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.
19.    Intent
(a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (b) It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended. (c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). (d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
20.    Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
(a)    in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (‘‘SEC’) under Section I 5 of the Securities Exchange Act of 1934 (‘‘1934 Act’), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (‘‘SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)    in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 1SC of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
(c)    in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

(d)    in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
[Remainder of Page Left Intentionally Blank]

Annex I
Supplemental Terms and Conditions
This Annex I forms a part of the Master Repurchase Agreement, dated as of October 4, 2022 (the “Agreement”), between Angel Oak Mortgage REIT TRS, LLC (Party “A”) and [Lender] (Party “B”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.
1.    Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of this Agreement and shall be applicable thereunder:
Annex I.A.
2.    Paragraph 2 of the Agreement is amended to add the following definition as well as the definitions set out in Section 2 of Annex I.A:
“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions and trust companies in Atlanta, Georgia, Minnesota, New York, or other location specified by the business day terms of the applicable Purchased Security or the Trust Agreement , are authorized or obligated by law or executive order to close.
3.    Paragraph 4(a) of the Agreement is amended to by adding the following at the end of such paragraph: “Seller shall not be required to deliver margin on any day unless the Margin Deficit at that time exceeds $250,000.”
4.    Paragraph 4(b) of the Agreement is amended to by adding the following at the end of such paragraph: “Buyer shall not be required to deliver margin on any day unless the Margin Excess at that time exceeds $250,000.”
5.    Notwithstanding the provisions of Paragraph 4(c) of the Agreement, margin calls shall be satisfied as follows: if a party is notified by 10:00 a.m. New York time, such margin call shall be satisfied on the same day, by 5:00 p.m. New York City time, and if a party is notified after 10:00 a.m. New York time, such margin call shall be satisfied by 5:00 p.m. New York City time on the next Business Day. Margin calls may be communicated by electronic mail by either party to the email address for margin calls specified on Annex II hereto and shall be deemed received when sent.
6.    Notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and the provisions of Paragraph 4 of the Agreement, the parties agree that: (i) the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement, (ii) the transfer of such cash shall be treated as if it constituted a transfer of Securities ( with a Market Value equal to the U.S. dollar amount of such cash) pursuant to Paragraph 4(a) or (b) of the Agreement, as the case may be (including for purposes of the definition of “Additional Purchased Securities”) and (iii) Section 2(o) of the Agreement is hereby amended by deletion of the words “clause (ii) of” in the last line thereof. The interest rate on any cash transferred pursuant to Paragraphs 4(a) or (b) of the Agreement shall be as agreed by the parties.
7.    Notwithstanding anything to the contrary in Paragraph 3(b) of the Agreement, Party A will deliver the Confirmations referred to therein.

8.    Paragraph 5 of the Agreement is hereby amended in its entirety to read: “If Income is paid in respect of any Purchased Security during the term of a Transaction, such Income shall be the property of Buyer. If Seller receives from the Trustee amounts intended to be remitted to Buyer on a previous payment date under this Agreement, Seller shall remit such amounts to the Buyer within two (2) Business Days. All Income shall be held in trust for the Buyer and shall constitute the property of Buyer and be applied to reduce the Purchase Price.
9.    Paragraph 8 of the Agreement is hereby amended in its entirety to read: “To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities (in each case to the extent not restricted by the terms of such Purchased Security or the Trust Agreement), but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.”
10.    Paragraph 16 of the Agreement is hereby amended in its entirety to read: “This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its rules concerning conflicts of laws, other than Sections 5-1401 and 5-1402 of the New York General Obligation Law.
EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGHS OF MANHATTAN, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THIS CONFIRMATION IN ANY ACTION OR PROCEEDING. EACH PARTY HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION OR FORUM NON CONVIENS OR OTHER OBJECTION TO VENUE IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BROUGH OF MANHATTAN AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THIS CONFIRMATION AND ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.
11.    Events of Default.
(a)    Paragraph 11(c) of the Agreement is hereby amended to add that the non-defaulting party’s obligation to pay the aggregate Repurchase Prices in respect of the Transactions referred to therein shall be reduced by all amounts then owing and unpaid to the non-defaulting party by the defaulting party.
(b)    Notwithstanding the provisions of clause (i) of subparagraph (d) of Paragraph 11 of the Agreement, with respect to Transactions in which the defaulting party is acting as Seller, and with respect to all sales of Purchased Securities by the non-defaulting party, the defaulting party (i) shall remain liable for any deficiency if the proceeds of such sale are less than the sum of the Repurchase Price and any other amounts owed to the non-defaulting party under the Agreement as a result of the Event of Default, and (ii) shall be entitled to any excess proceeds of such sales obtained by the non-defaulting party over the amount of the defaulting party’s liability determined pursuant to Paragraph 11 of the Agreement.
12.    Paragraph 19 of the Agreement is hereby supplemented by adding the following subparagraphs (e) and (f):
“(e) Each party hereto agrees and acknowledges that (i) each and every transfer of funds, securities and other property under this Agreement and each Transaction hereunder is deemed “termination value,” “payment amount,” or “other transfer obligation,” as such terms are used in section 362(b)(6) and 7, a “margin payment,” as defined in section 101, 741, or 761 and a “settlement payment,” as defined in section 101 or 741 of Title 11 of the United States Code (the “Bankruptcy Code”).
(f) The parties recognize that each margin maintenance transfer pursuant to Paragraph 4 of the Agreement shall be a “margin payment” as defined in Section 741(5) and 761(15) of the Bankruptcy Code, or any successor provision(s) thereto.”
10.    For the avoidance of doubt, neither party is required to enter into, extend, renew or “roll-over” any repurchase or reverse repurchase transaction including, but not limited to, any repurchase or reverse repurchase transaction done on an “open” or “demand” basis with Seller, notwithstanding past practice or market custom.
11.    This Agreement may be executed in several counterparts, each of which will be an original, and all such counterparts taken together will constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF)), which shall be accepted as if they were original execution signatures.

Angel Oak Mortgage REIT TRS, LLC “Party A” By: Name: Title: Date:	[Lender] “Party B” By: Name: Title: Date:

Annex I.A.
Representations and Warranties with respect to all Mortgage Loans
1.    Seller makes the following representations and warranties to Buyer, with respect to each Mortgage Loan owned by the Trust, as of the Purchase Date for such Mortgage Loan and on each date a Transaction hereunder is outstanding subject to any exceptions agreed to by Buyer. The defined terms used in these representations and warranties that are not otherwise defined in the Agreement or in Annex I are defined below.
(a)    Original Terms Unmodified. Except for Mortgage Loans subject to a COVID-related forbearance or deferral plan, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Tape. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Asset Tape. No mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Asset Tape.
(b)    Ownership. The Trust is the sole and lawful owner of the Mortgage Loan, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to grant a security interest in the Mortgage Loan pursuant to this Agreement. The Mortgage Loan was (a) acquired by and transferred to the Trust on a legal true sale basis pursuant to an Assignment and Assumption Agreement (as defined in the Trust Agreement), (b) the transferor under such Assignment and Assumption Agreement received reasonably equivalent value in consideration for the transfer of such Mortgage Loan, (c) no transfer was made for or on account of antecedent debt owed by such transferor to the Trust and (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code.
(c)    No Defaults. There are not defaults (other than delinquency in payments) in complying with the terms of the related Mortgage.
(d)    No Outstanding Charges. All insurance premiums, taxes, governmental assessments, water, sewer and municipal charges, which previously became due and owing have been paid. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for (a) interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the due date of the first instalment of principal and/or interest thereunder, (b) exterior items, which could not be completed due to weather, and (c) escrow funds for the completion of swimming pools.

(e)    Underwriting Guidelines. The Mortgage Loan was either underwritten in substantial conformance to the Guidelines in effect at the time of origination of the Mortgage Loan, or has reasonable and documented compensating factors consented to by Buyer.
(f)    Valid First Lien. The related Mortgage is a valid, subsisting, enforceable and perfected first priority lien and first priority security interest with respect to such first lien Mortgage Loan, in each case, on the real property included in the related Mortgaged Property, including all buildings on the Mortgaged Property. The lien of the Mortgage is subject only to:
1.    the lien of current real property taxes and assessments not yet due and payable;
2.    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan; and
3.    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates with respect to each first lien mortgage loan, a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer. Other than with respect to another lien that confirms that such lien is subordinate to the lien of the Mortgage Loan, the related Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien on such Mortgaged Property.
(g)    Validity of Mortgage Documents. The related Mortgage Note and the related Mortgage and any other agreement executed and delivered by a mortgagor or guarantor, if applicable, in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms in all material respects. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of Trust at the time of acquisition.
(h)    Hazard Insurance. The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a generally acceptable insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Trust as of the date of the acquisition, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of (i) 100% of the insurance value of the Mortgaged Property (including all improvements) and (ii) the greater of (x) the outstanding principal balance of the Mortgage Loan and (y) 80% of the insurable value of the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Trust, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or cancelled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Trust. To Seller’s knowledge, and as documented in the Mortgage File, all premiums that have become due on such insurance policy have been paid. The related Mortgage obligates the mortgagor to maintain all such insurance and, at such mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the mortgagor’s cost and expense and to seek reimbursement therefor from such mortgagor. Where required by state law or regulation, the mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(i)    Title Insurance. The Mortgage is insured as a first priority lien by either an ALTA lender’s title insurance policy (including endorsements and riders thereto) or other generally acceptable form of policy of title insurance acceptable to prudent mortgage lending institutions making loans in the area where the related Mortgaged Property is located, in each case, issued by a title insurer generally acceptable to prudent mortgage lenders. Such mortgagee title insurance policy is in full force and effect and inures to the benefit of Buyer, no claims have been made under such mortgagee title insurance policy and no prior holder of the related Mortgage, including the Trust, has done, by act or omission, anything that would impair the coverage of such mortgagee title insurance policy
(j)    Deed of Trust. In the event the related Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated, is named in the mortgage and currently so serves, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor.
(k)    No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the related Mortgage Note or the related Mortgage, or the exercise of any right thereunder, render either the related

Mortgage Note or the related Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.
(l)    No Satisfaction of Mortgage. The related Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such satisfaction, release, cancellation, subordination or rescission. Neither Seller nor the Trust has waived the performance by the mortgagor of any action, if the mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller or the Trust waived any default resulting from any action or inaction by the mortgagor.
(m)    Customary Provisions. The related Mortgage Note has a stated maturity. The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on the Mortgage Loan and foreclosure on, or trustee’s sale of, the related Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.
(n)    Location of Improvements; No Encroachment. The related mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note. All buildings and improvements subject to the related Mortgage which were included for the purpose of determining the appraised value, as set forth in the appraisal, of the related Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and no buildings or improvements on adjoining properties encroach upon the Mortgaged Property (other than minor encroachments (i) which do not affect the value of the Mortgage Loan, (ii) to which properties similar to the Mortgaged Property within the same jurisdiction are commonly subject and which do not interfere with the benefits of the security intended to be provided by the related mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property or (iii) which are insured against under the related title insurance policy). No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law, subdivision law, ordinance or regulation. The related Mortgaged Property is not raw land.
(o)    Enforceability. The related Mortgage contains an enforceable provision, to the extent not prohibited by applicable law as of the date of such mortgage, for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(p)    No Violation of Environmental Laws. The related Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the related Mortgaged Property of which Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.
(q)    No Condemnation; Mortgaged Property Undamaged. To the best of Seller’s knowledge, no foreclosure action is being threatened or commenced with respect to the Mortgage Loan. There is no proceeding pending for the total or partial condemnation of the related Mortgaged Property and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended or would render the Mortgaged Property uninhabitable.
(r)    Compliance with Applicable Laws. Any and all Requirements of Law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.
(s)    Collection Practices; Escrow Deposits. To the best of Seller’s knowledge, the origination and collection practices, including loss mitigation, used with respect to the Mortgage Loan following the acquisition of such Mortgage Loan by the Trust have been in accordance with prudent servicing practices, and have been in all material respects legal and proper. All related Escrow Payments are in the possession of the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All such Escrow Payments have been collected in full compliance with state and federal law. Where permitted by applicable law, an escrow of funds has been established to pay for taxes, ground rents, assessments, insurance premiums, and leasehold payments or other items that remain unpaid and have been assessed but are not yet due and payable, except as otherwise disclosed to Buyer. There are no delinquent taxes and assessments affecting the related Mortgaged Property, except as otherwise disclosed to Buyer.
(t)    Transfer of Mortgage Loans. The original Mortgage was recorded and, except with respect for Mortgage Loans registered with MERS®, all subsequent assignments of the Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the liens thereof as against creditors of Seller.
(u)    Anti-Money Laundering; Patriot Act. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA

Patriot Act of 2001 with respect to the origination and purchase of the Mortgage Loan.
(v)    Other Insurance Policies. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
(w)    Servicemembers Civil Relief Act. The related mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the mortgagor under the Servicemembers Civil Relief Act of 2003.
(x)    Appraisal. The related Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal was written in form and substance to customary Fannie Mae or Freddie Mac standards for mortgage loans of the same type as the Mortgage Loans and the appraiser satisfied the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.
(y)    Disclosure Materials. The related mortgagor has executed a statement to the effect that the mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.
(z)    No Exception. The Custodian has not noted any material exceptions on an Asset Tape with respect to the related Mortgage File which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.
(aa)    Documents Genuine. To the best of Seller’s knowledge, such Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine.
(bb)    Bona Fide Loan. To the best of Seller’s knowledge, such Mortgage Loan arose from a bona fide loan to persons having legal capacity to contract.
(cc)    Description. The Mortgage Loan conforms in all material respects to the description thereof as set forth on the related Asset Tape delivered to the Custodian and Buyer.

(dd)    No High Cost Loans. The Mortgage Loan is not a High Cost Mortgage Loan.
(ee)    Location and Type of Mortgaged Property. The related Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a one- to four-family dwelling, or any condominium unit or any individual unit in a planned unit development or a de minimis planned unit development; provided, however, that no residence or dwelling is a mobile home. No portion of the related Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed-use property if such Mortgaged Property conforms to the Guidelines.
(ff)    Full Disbursement of Proceeds. There is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools). All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the related Mortgage were paid, and the related mortgagor is not entitled to any refund of any amounts paid or due under the related Mortgage Note or the Mortgage.
(gg)    Doing Business. To the best of Seller’s knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.
(hh)    No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.
(ii)    Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal and/or interest payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. With respect to adjustable-rate Mortgage Loans, the mortgage interest rate is adjusted on each interest rate adjustment date to equal to the applicable index plus the gross margin (rounded up or down to the nearest .125%) as set forth in the related Mortgage Note, subject to the mortgage interest rate cap as set forth in the Mortgage Note. The related Mortgage Note is payable on a monthly basis in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the interest rate adjustment date due to adjustments to the mortgage interest rate on each interest rate adjustment date as set forth in the Mortgage Note and (b) with respect to Interest Only Loans are subject to change on the interest only adjustment date due to adjustments to the mortgage interest rate on each interest only adjustment date as set forth in the Mortgage Note, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the related Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note.
(jj)    Occupancy of the Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the related Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to the Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the related mortgagor represented at the time of origination of the Mortgage Loan that the mortgagor would occupy the related Mortgaged Property as the mortgagor’s primary residence.
(kk)    No Additional Collateral. The related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (f) immediately above.
(ll)    No Buydown Provisions; No Graduated Payments or Contingent Interests. Except as otherwise disclosed and approved by Buyer in its sole discretion, the Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Trust, the related mortgagor, or anyone on behalf of the mortgagor, or paid by any source other than the mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.
(mm)    Consolidation of Future Advances. Any future advances made to the related mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the related Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Buyer. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.
(nn)    Interest Rate Adjustments. With respect to the adjustable rate Mortgage Loan, all mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
(oo)    Construction or Rehabilitation of Mortgaged Property. Other than with respect to a HUD 203k rehabilitation Mortgage Loan or a HUD 203h disaster Mortgage Loan, the Mortgage Loan was not made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.
(pp)    Capitalization of Interest. The related Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.
(qq)    No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the related Mortgage Note is not convertible to an ownership interest in the related Mortgaged Property or the related mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the mortgagor.
(rr)    Primary Mortgage Guaranty Insurance. To the extent required by the Guidelines, the Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an insurer approved, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance applicable to the Mortgage Loan.
(ss)    TRID Compliance. With respect to the Mortgage Loan where the mortgagor’s loan application for the Mortgage Loan was taken on or after October 4, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.
(tt)    Ability-to-Repay. Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), prior to the origination of the Mortgage Loan, the originator made a reasonable and good faith determination that the mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c).
2.    Definition: As used in this Annex I.A and elsewhere in the Agreement, the following terms shall have the meanings assigned to them below.
“Administrator”: Angel Oak Capital Advisors, LLC.
“Affiliate”: with respect to any party, means another entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such party. For purposes of this definition, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, an entity shall be deemed to be controlled by another entity if such other entity possesses, directly or indirectly, the power to elect a majority of the board of directors or equivalent body of the first entity. Notwithstanding the foregoing, “Affiliate” with respect to the Counterparty as used in this Annex shall only include the Guarantor and its Subsidiaries.
“Asset Tape”: A computer tape or other electronic medium generated by Seller, and delivered to Buyer and Custodian, which provides information for the Underlying Assets, in a format reasonably acceptable to Buyer.
“Bankruptcy Code”: Title 11 of the United States Code, 11 U.S.C. § 101 et seq, as amended.
“Custodial Agreement”: That certain Custodial Agreement, dated as of October 4, 2022, among Buyer, Seller, [    ], the Custodian and the Trust, as the same may be amended, modified or supplemented from time to time.
“Custodian”: U.S. Bank National Association.
“Escrow Payments”: With respect to a Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges and other payments as may be required to be escrowed by the mortgagor with the mortgagee pursuant to the terms of the Mortgage or any other document.
“Governmental Authority”: Any (a) nation or government, (b) state or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi-judicial, quasi-legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, to the extent applicable to such Person or to the extent such Person has submitted itself to the jurisdiction of such stock exchange, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles to the extent applicable to such Person or to the extent such Person has submitted itself to the jurisdiction of such accounting board or authority, and (h) supra-national body such as the European Union or the European Central Bank.
“Guarantor”: Angel Oak Mortgage, Inc., a corporation formed and registered under the laws of The State of Maryland.
“Guidelines”: The underwriting guidelines of the applicable originator of a Mortgage Loan.
“High Cost Mortgage Loan”: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended, or (b) a “high cost,” “threshold,” “covered,” “abusive,” “high risk” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).
“Interest Only Loan”: A Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.
“Mortgage”: A mortgage, deed of trust, or other security instrument, evidencing a first lien on real property (or leasehold estate, if applicable).
“Mortgage File”: As defined in the related Custodial Agreement.
“Mortgage Loan”: Any one- to four-family residential mortgage loan that is current (including modified loans), delinquent, and/or in the process of foreclosure.
“Mortgage Note”: A promissory note or other evidence of indebtedness of the obligor thereunder, evidencing a Mortgage Loan, and secured by the related Mortgage.
“Mortgaged Property”: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.
“Person”: Any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Requirements of Law”: As to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Subsidiary”: with respect to any person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such person or one or more Subsidiaries of such person.
“Trust”: Tower Bridge Mortgage Trust.
“Trust Agreement”: That certain Trust Agreement, dated as of October 4, 2022, among the Trustee, the Seller and the Administrator.
“Trustee”: U.S. Bank Trust National Association.
“Underlying Assets”: The Mortgage Loans owned by the Trust.

ANNEX II
Names and Addresses for Communication Between Parties